Exhibit 99.1

SBA Communications Appoints Marc Montagner as Chief Financial Officer

BOCA RATON, FL — (BUSINESS WIRE) — SBA Communications Corporation (NASDAQ: SBAC) (“SBA” or the “Company”) today announced that Marc Montagner, a telecommunications and finance executive with over 30 years of experience, has been appointed as the next Executive Vice President & Chief Financial Officer of SBA, effective January 1, 2024.

Mr. Montagner’s appointment follows the Company’s previously announced CEO succession plan, pursuant to which Brendan Cavanagh, currently the Company’s Executive Vice President & Chief Financial Officer, will succeed Jeffrey Stoops as President and Chief Executive Officer, effective January 1, 2024.

“We are excited to welcome Marc as the newest addition to our best-in-class leadership team,” said Mr. Cavanagh, the Company’s next President and Chief Executive Officer. “Marc is a strategic business leader with exceptional industry knowledge and a proven track record of driving innovation and creating shareholder value. His deep financial expertise and wireless experience will help SBA continue to provide enhanced support for our customers and drive financial performance for our shareholders.”

“The appointment of Marc as our next Chief Financial Officer resulted from a very comprehensive search process started in the first quarter where both internal and external candidates were considered and our Board of Directors was heavily involved,” added Mr. Stoops, the Company’s current President and CEO. “We were extremely pleased with the number and quality of persons that were interested in the position, and we are confident that our organization and capabilities have been strengthened as a result of this process.”

“I am excited to join the very talented team at SBA Communications,” said Mr. Montagner. “I have strong convictions about the growth opportunities that lie ahead for SBA both in the United States and internationally, and I look forward to working with the team to create value for shareholders and customers.”

Mr. Montagner served as Chief Financial Officer and Chief Risk Officer of Endurance International, a publicly traded software-as-a-service company, from 2015 to 2021, and as Chief Financial Officer of LightSquared, a satellite communications company, from 2012 to 2015. His prior experience includes managing director roles in the TMT groups of Bank of America and Morgan Stanley, as well as various senior roles with wireless service providers, Sprint Nextel Corporation, Nextel Communications, and Orange North America (ex France Telecom). He also currently serves as the lead independent director of Cogent Communications Holdings, Inc., a publicly traded global internet service provider, and a director of Intelsat, a privately held satellite operator.

Mr. Montagner will join SBA on October 17, 2023, as Executive Vice President - Finance prior to assuming the Chief Financial Officer position on January 1, 2024. As CFO of SBA, Mr. Montagner will oversee all aspects of global corporate and operational financial and accounting functions, including financial planning and budgeting, capital markets, investor relations, tax, audit, and SEC reporting, and provide integral leadership for financial analysis and capital allocation decisions.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 39,000 communications sites in 16 markets throughout the Americas, Africa and in Asia, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and is one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding the future operations of SBA and our ability to take advantage of the future growth opportunities of SBA. These forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s SEC filings, including the SBA Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the SEC. SBA wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA.

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

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